UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 3, 2021
(Date of earliest event)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 South Broadway, 4th Floor White Plains, New York	10601
(Address of principal executive offices)	(Zip code)

(888) 496-8001
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2021, Turtle Beach Corporation (the “Company”) entered into an amendment (the “Amendment”) to the letter agreement, dated August 13, 2012 (as amended, the “Offer Letter”), with Juergen Stark, the Company’s Chief Executive Officer, to reflect certain modifications to the severance provisions in the Offer Letter following review and discussion by the Compensation Committee of the Board of Directors of the Company in consultation with Compensia, Inc. (“Compensia”), an executive compensation consulting firm over the past few months.  The modifications are intended to align those severance benefits to those offered to other chief executive officers by peer companies and best practice based on a peer review and assessment report prepared by Compensia for the Compensation Committee. Accordingly, the Amendment provides that if Mr. Stark’s employment is terminated without “cause” or for “good reason” (as such terms are defined in the Offer Letter) in connection with a change in control, then Mr. Stark would be entitled to salary and benefit continuation for two years, a payment equal to two times his target bonus and accelerated vesting of all of his outstanding equity awards.  The Amendment also specifies that if any payment to Mr. Stark in connection with a change in control would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code, then payments pursuant the Offer Letter would be reduced to the extent necessary to provide the best net after-tax benefit to Mr. Stark.  Additionally, the Amendment updates the Offer Letter to reflect Mr. Stark’s current base salary of $600,000 and current target bonus for 2021 of 100% of his base salary and extends the salary and benefit continuation severance payable in a non-change in control context from six months to twelve months.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and  incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

d)	Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1+	Amendment to the Offer Letter between Turtle Beach Corporation and Juergen Stark dated August 3, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  August 4, 2021

TURTLE BEACH CORPORATION
By:	/S/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary